UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHURCHILL DOWNS INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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600 N. Hurstbourne Parkway, Suite 400

Louisville, Kentucky 40222

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Churchill Downs Incorporated (the “Company”), dated March 10, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2020 at 9:00 a.m. Eastern Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to the shareholders of the Company on or about April 6, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 21, 2020

To the Shareholders of Churchill Downs Incorporated:

Due to the public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of our management and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Company has been changed to be held in a virtual meeting format only. There is no in-person meeting for you to attend. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020 at 9:00 a.m. Eastern Time. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date.

To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/CHDN prior to the deadline of April 17, 2020 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern.

The meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online access will open approximately at 8:45 a.m. Eastern Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company’s Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2019 are available at www.proxydocs.com/CHDN.

By Order of the Board of Directors

R. ALEX RANKIN
Chairman
BRADLEY K. BLACKWELL
Senior Vice President,
General Counsel and Secretary

Louisville, Kentucky

April 6, 2020

Churchill Downs Incorporated Announces that the

2020 Annual Meeting of Shareholders Will be Held in Virtual Format

LOUISVILLE, KY. (April 6, 2020) – Churchill Downs Incorporated (“the Company”) (Nasdaq: CHDN) announced today that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held virtually due to the public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of the Company’s management and shareholders.

The Annual Meeting will be held on Tuesday, April 21, 2020 at 9:00 a.m. Eastern Time in a virtual format only. As described in the proxy materials for the Annual Meeting previously distributed, shareholders as of the close of business on March 2, 2020, the record date, are entitled to participate in the Annual Meeting. In order to attend the Annual Meeting, shareholders must register in advance at www.proxydocs.com/CHDN prior to the deadline of April 17, 2020 at 5:00 p.m. Eastern Time. During the registration process, shareholders will be able to submit questions and upon completion, will receive an email with a link to access the virtual meeting site and information regarding voting during the meeting. A notice regarding this change to a virtual meeting format (the “Notice”) is being filed with the Securities and Exchange Commission together with this press release. Additional information regarding the Annual Meeting, shareholder participation and voting is provided in the Notice.

About Churchill Downs Incorporated

Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event – The Kentucky Derby. We own and operate Derby City Gaming, a historical racing machine facility in Louisville, Kentucky. We also own and operate the largest online horse racing wagering platform in the U.S., TwinSpires.com, and we operate sports betting and iGaming through our BetAmerica platform in multiple states. We are also a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines and video lottery terminals and 200 table games in eight states. Additional information about the Company can be found online at www.churchilldownsincorporated.com.

Investor Contact: Nick Zangari	Media Contact: Tonya Abeln
(502) 394-1157	(502) 386-1742
Nick.Zangari@kyderby.com	Tonya.Abeln@kyderby.com